UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008

CastlePoint Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-33374	n/a

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Victoria Hall, 11 Victoria Street, Hamilton, Bermuda	HM 11

(Address of principal executive offices)	(Zip Code)
(441) 294-6409
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM 8.01 OTHER EVENTS
Tower Group, Inc. (“Tower”) today is making a presentation to investors discussing, among other things, the Agreement and Plan of Merger entered into August 4, 2008 (the “Merger Agreement”), among Tower, Ocean I Corporation, a wholly-owned indirect subsidiary of Tower, and CastlePoint Holdings, Ltd. (“CastlePoint”), plans for the merged company following the merger and the reasons why the transaction is advantageous for Tower and CastlePoint shareholders. Tower filed the slides used in that presentation with the Securities and Exchange Commission (“SEC”) on a current report Form 8-K filed today. Entry into the Merger Agreement was reported by CastlePoint on current reports on Form 8-K dated August 5, 2008 and August 6, 2008. CastlePoint does not believe that it is required by SEC Rule 14a-12 to file the Tower slide show presentation because it believes that the presentation is Tower’s soliciting material directed to Tower shareholders. Nevertheless, CastlePoint is filing the presentation herewith, in the event that it may somehow be viewed as soliciting material directed towards CastlePoint shareholders and that Tower’s filing of the presentation may be viewed as “publication” of those materials within the meaning of Rule 14a-12 requiring this filing by CastlePoint.
The slide show investor presentation is attached hereto as Exhibit 99.1, which is incorporated herein in its entirety.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Number	Description
99.1	Investor Presentation Slide Show to be presented at KBW Insurance Conference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CastlePoint Holdings, Ltd.
Registrant

Date: September 4, 2008	/s/ Joel S. Weiner
JOEL S. WEINER
Senior Vice-president and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Investor Presentation Slide Show to be presented at KBW Insurance Conference.